                                                                    EXHIBIT 10.1


                               PURCHASE AGREEMENT


                                     BETWEEN


                              PACIFIC ETHANOL, INC.


                                       AND


                           CASCADE INVESTMENT, L.L.C.


                             DATED NOVEMBER 14, 2005

                                                 TABLE OF CONTENTS

ARTICLE I. THE PREFERRED SHARES...................................................................................1

     SECTION 1.01          Issuance, Sale and Delivery of the Preferred Shares at the Closing.....................1
     SECTION 1.02          Closing................................................................................1
     SECTION 1.03          Use of Proceeds........................................................................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................2

     SECTION 2.01          Organization and Qualifications........................................................2
     SECTION 2.02          Certificate of Incorporation and Bylaws................................................2
     SECTION 2.03          Corporate Power and Authority..........................................................2
     SECTION 2.04          Authorization; Validity................................................................3
     SECTION 2.05          No Conflicts; No Violation.............................................................3
     SECTION 2.06          Authorized Capital Stock...............................................................3
     SECTION 2.07          Financial Statements...................................................................5
     SECTION 2.08          No Undisclosed Liabilities.............................................................5
     SECTION 2.09          Changes................................................................................5
     SECTION 2.10          Litigation; Compliance with Law........................................................7
     SECTION 2.11          Proprietary Information of Third Parties...............................................9
     SECTION 2.12          Intellectual Property..................................................................9
     SECTION 2.13          Real Property.........................................................................10
     SECTION 2.14          Assets................................................................................11
     SECTION 2.15          Insurance.............................................................................11
     SECTION 2.16          Taxes.................................................................................12
     SECTION 2.17          Agreements............................................................................13
     SECTION 2.18          Loans and Advances....................................................................15
     SECTION 2.19          Assumptions, Guaranties, Etc. of Indebtedness of Other Persons........................16
     SECTION 2.20          Customers and Suppliers...............................................................16
     SECTION 2.21          Approvals.............................................................................16
     SECTION 2.22          Offering of the Preferred Shares......................................................16
     SECTION 2.23          Offering Exemption....................................................................17
     SECTION 2.24          Brokers; Financial Advisors...........................................................17
     SECTION 2.25          Transactions With Affiliates..........................................................17
     SECTION 2.26          Employees.............................................................................17
     SECTION 2.27          Environmental and Safety Laws.........................................................18
     SECTION 2.28          Employee Benefit Plans and Employment Agreements......................................20
     SECTION 2.29          Foreign Corrupt Practices Act; USA Patriot Act........................................22
     SECTION 2.30          Illegal or Unauthorized Payments; Political Contributions.............................22
     SECTION 2.31          Pending Changes.......................................................................22
     SECTION 2.32          Investment Company Act................................................................22
     SECTION 2.33          Registration Rights...................................................................22
     SECTION 2.34          Books and Records.....................................................................22
     SECTION 2.35          Disclosure............................................................................23


                                                         i



ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER..........................................24

     SECTION 3.01          Representations and Warranties of the Purchaser.......................................24
     SECTION 3.02          Restricted Securities.................................................................24
     SECTION 3.03          Legend................................................................................24

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY.......................................25

     SECTION 4.01          Conditions to the Purchaser's Obligations at the Closing..............................25
     SECTION 4.02          Conditions to the Company's Obligations at the Closing................................28

ARTICLE V. COVENANTS OF THE COMPANY..............................................................................29

     SECTION 5.01          Reserve for Conversion Shares.........................................................29
     SECTION 5.02          Corporate Existence...................................................................29
     SECTION 5.03          Preservation of Property and Assets...................................................29
     SECTION 5.04          Properties, Business, Insurance.......................................................30
     SECTION 5.05          Directors and Officers Insurance......................................................30
     SECTION 5.06          Inspection, Consultation and Advice...................................................30
     SECTION 5.07          Restrictive Agreements Prohibited.....................................................30
     SECTION 5.08          Transactions with Affiliates..........................................................30
     SECTION 5.09          Payment of Taxes and Indebtedness.....................................................31
     SECTION 5.10          Internal Accounting Controls..........................................................31
     SECTION 5.11          Activities of Subsidiaries............................................................31
     SECTION 5.12          Stockholder Approval..................................................................31
     SECTION 5.13          Change of Operations..................................................................32
     SECTION 5.14          Indemnity.............................................................................32
     SECTION 5.15          Compliance with Laws..................................................................32
     SECTION 5.16          Keeping of Records and Books of Account...............................................33

ARTICLE VI. COVENANT OF THE COMPANY AND THE PURCHASER............................................................33

     SECTION 6.01          HSR Act Filings.......................................................................33

ARTICLE VII. MISCELLANEOUS.......................................................................................33

     SECTION 7.01          Expenses..............................................................................33
     SECTION 7.02          Survival of Agreements................................................................34
     SECTION 7.03          Brokerage.............................................................................34
     SECTION 7.04          Parties in Interest...................................................................34
     SECTION 7.05          Specific Performance..................................................................34
     SECTION 7.06          Further Assurances....................................................................34
     SECTION 7.07          Submission to Jurisdiction; Consent to Service of Process.............................34
     SECTION 7.08          Notices...............................................................................35
     SECTION 7.09          Governing Law.........................................................................35
     SECTION 7.10          Entire Agreement......................................................................35
     SECTION 7.11          Counterparts..........................................................................35
     SECTION 7.12          Amendments and Waivers................................................................35
     SECTION 7.13          Severability..........................................................................36
     SECTION 7.14          Titles and Subtitles; Interpretive Matters............................................36

     SECTION 7.15          Facsimile Signatures..................................................................36
     SECTION 7.16          Other Remedies........................................................................36
     SECTION 7.17          Certain Defined Terms.................................................................36


INDEX TO SCHEDULES
------------------

SCHEDULE 2.01              Organization
SCHEDULE 2.06              Stockholders, Options, Warrants, Voting Agreements, etc.
SCHEDULE 2.08              No Undisclosed Liabilities
SCHEDULE 2.09              Changes to Financial Statements
SCHEDULE 2.10              Litigation
SCHEDULE 2.12              Intellectual Property
SCHEDULE 2.13(a)           Owned Real Property
SCHEDULE 2.13(b)           Leased Real Property
SCHEDULE 2.14              Exceptions to Title
SCHEDULE 2.15              Insurance
SCHEDULE 2.17              Agreements
SCHEDULE 2.19              Assumptions, Guaranties, Etc. of Indebtedness of Other Persons
SCHEDULE 2.20              Customers and Suppliers
SCHEDULE 2.24              Brokers; Financial Advisors
SCHEDULE 2.25              Transactions with Affiliates
SCHEDULE 2.26(b)           Officers, Employees, Consultants, etc.
SCHEDULE 2.26(e)           Employment Agreements
SCHEDULE 2.27(b)           Environmental Reports
SCHEDULE 2.28              Employee Benefits
SCHEDULE 2.33              Registration Rights


INDEX TO EXHIBITS
-----------------

EXHIBIT A                  Certificate of Incorporation
EXHIBIT B                  Certificate of Designations
EXHIBIT C                  Form of Opinion Letter
EXHIBIT D                  Amended 1995 Incentive Stock Plan
EXHIBIT E                  2004 Stock Option Plan
EXHIBIT F                  Form of Deposit Agreement
EXHIBIT G                  Form of Registration Rights Agreement
EXHIBIT H                  Form of Voting Agreement


                                                        iii
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

                              PACIFIC ETHANOL, INC.

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made on the 14th day of November, 2005 (the "AGREEMENT"), by and between Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"), and Cascade Investment, L.L.C., a Washington limited liability company (the "PURCHASER"). Certain capitalized terms used herein are defined in
Section 7.17 of this Agreement.

         WHEREAS, the Company desires to issue and sell to the Purchaser 5,250,000 shares (the "PREFERRED SHARES") of the Company's Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED Stock"), and the Purchaser desires to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS the Company, certain of its officers and directors, and the Purchaser are executing and delivering simultaneously herewith the Voting Agreement pursuant to which such officers and directors have agreed, among other things, to vote all of their shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") in favor of (a) the sale and issuance of the Preferred Shares to the Purchaser, (b) the issuance of 20% or more of the shares of the Company's Common Stock, issued or issuable upon conversion of the Preferred Shares, and (c) any and all other transactions contemplated hereby or in the other Transaction Documents, at any annual or special meeting of stockholders of the Company at which such matters are put to a vote.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                              THE PREFERRED SHARES

         SECTION 1.01 ISSUANCE, SALE AND DELIVERY OF THE PREFERRED SHARES AT THE CLOSING. At the Closing (as defined in Section 1.02 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,250,000 Preferred Shares for the aggregate purchase price of $84,000,000.

         SECTION 1.02 CLOSING.

         (a) The Closing shall take place at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Blvd., Costa Mesa, California, on the Closing Date. At the Closing, the Company shall issue and deliver to the Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing 5,250,000 Preferred Shares. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, the Purchaser shall (a) pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in the amount of $4,000,000, and (b) make a deposit of $80,000,000 into the restricted cash account established by the Company pursuant to the Deposit Agreement with a bank or trust company approved by the Purchaser (the "TRUSTEE"). Such amounts shall be paid to the respective accounts as shall have been designated in writing to the Purchaser at least two (2) business days prior to the Closing Date by the Company and the Trustee.

         (b) The Company shall reimburse the Purchaser for the costs and expenses described in Section 7.01 by wire transfer or by such other method as may be reasonably acceptable to the Purchaser, in immediately available funds. Such amounts shall be paid to the account of the Purchaser as shall have been designated in writing to the Company at least two (2) business days prior to the Closing Date by the Purchaser.

         SECTION 1.03 USE OF PROCEEDS. The Company agrees to use the net proceeds from the sale and issuance of the Preferred Shares pursuant to this Agreement for (a) with respect to the portion of the proceeds deposited with the Trustee, the construction of ethanol production facilities in accordance with the terms of the Deposit Agreement, and (b) with respect to the portion of the proceeds paid directly to the Company, working capital.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         SECTION 2.01 ORGANIZATION AND QUALIFICATIONS. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as set forth in SCHEDULE 2.01 and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary.

         SECTION 2.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to the Purchaser true, correct, and complete copies of the Company's Certificate of Incorporation, including all certificates of amendment, a copy of which is attached hereto as Exhibit A, and the Certificate of Designations, Powers, Preferences and Rights of Series A Cumulative Redeemable Convertible Preferred Stock in the form included in Exhibit B attached hereto (the "CERTIFICATE OF DESIGNATIONS" and, together with the certificate of incorporation and all certificates of amendment thereof, the "AMENDED CHARTER") and the Company's Bylaws (the "BYLAWS"), in each case, as in effect on the date hereof.

         SECTION 2.03 CORPORATE POWER AND AUTHORITY. The Company has all requisite power and authority to execute and deliver each of the Transaction Documents to which it is a party. The Company has all requisite legal and corporate power and authority to issue, sell and deliver the Preferred Shares to the Purchaser hereunder, to issue and deliver additional shares of Series A Preferred Stock as dividends in accordance with Section 3(a) of the Certificate of Designations (the "Dividend Shares") and to issue and deliver the shares of

Common Stock issuable upon conversion of the Series A Preferred Stock (the "CONVERSION Shares"). The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

         SECTION 2.04 AUTHORIZATION; VALIDITY. The Company's: (a) execution and delivery of the Transaction Documents and performance of its obligations thereunder, (b) execution and filing of the Certificate of Designations, (c) issuance, sale and delivery of the Preferred Shares and, when declared as a dividend, the Dividend Shares, and (d) issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action or will have been so authorized prior to the Closing Date and, other than stockholder approval and approvals of or required by the NASDAQ National Market, if any, no other corporate action on the part of the Company or any Subsidiary or other approval or authorization is required on the part of the Company, any Subsidiary or any person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations of the Company. Each of the Transaction Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

         SECTION 2.05 NO CONFLICTS; NO VIOLATION. The Company is not in violation of or default under any provision of its Amended Charter or Bylaws. No Subsidiary is in violation of or default under any provision of its articles or certificate of incorporation or bylaws or, if such Subsidiary is not a corporation, similar organizational and formation documents. The execution, delivery, and performance of, and compliance with, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Preferred Shares and any Dividend Shares and issuance and delivery of the Conversion Shares, have not and will not (a) violate any Law or any order, injunction, ruling, writ, award, judgment or decree of any court or other agency of government or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, or any provision of any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any Subsidiary or any of their assets, properties or businesses is bound, (b) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any such indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument, or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any Subsidiary or any of their assets, properties or businesses. No provision of any Transaction Document violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any other indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument.

         SECTION 2.06 AUTHORIZED CAPITAL STOCK.

         (a) The Company's authorized capital stock consists of 10,000,000 shares of Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"), and 100,000,000 shares of Common Stock. At the date of this Agreement, 28,667,185 shares of Common Stock are outstanding, and no shares of Preferred Stock are outstanding. In addition, there are 927,500 shares of Common Stock reserved for issuance upon exercise of outstanding options for Common Stock, 2,499,833 additional shares of Common Stock reserved for issuance upon exercise of options available for grant under the Stock Option Plans (as defined in Section 4.01(j) hereof), 3,116,088 shares of Common Stock reserved for issuance upon exercise of warrants, and no shares are held in the Company's treasury. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in the attached SCHEDULE 2.06. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company's authorized capital stock are as set forth in the Certificate of Incorporation, a copy of which is attached hereto as EXHIBIT A, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached SCHEDULE 2.06: (i) no Person owns of record any share of, or is known to the Company to own beneficially more than 5% of, the Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in the attached SCHEDULE 2.06, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the attached SCHEDULE 2.06, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. Except for the Voting Agreement, the Registration Rights Agreement and such other agreements as set forth in the attached SCHEDULE 2.06, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company's securities (whether or not the Company is a party thereto), or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company's securities. The Conversion Shares issuable upon conversion of the Preferred Shares shall constitute, at the time of the Closing, not less than 24.3% of the Company's outstanding capital stock, calculated on a fully-diluted basis, including dilution for all shares issued or issuable under the Stock Option Plans (as defined in Section 4.01(j)). All of the outstanding shares of Common Stock of the Company are duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the stockholders and the amounts set forth in SCHEDULE 2.06 and have been issued in compliance with all applicable federal and state securities laws.

         (b) The Preferred Shares shall have been duly authorized and the Preferred Shares, when issued in accordance with this Agreement, and the Dividend Shares, when issued in payment of any dividend, will be duly and validly issued, fully paid and nonassessable shares of Series A Preferred Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws. The Conversion Shares shall have been duly reserved for issuance upon conversion of the Preferred Shares and, if any Dividend Shares shall be issued, the Dividend Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement the Securities Act and applicable state securities laws. Neither the issuance, sale or delivery of the Preferred Shares or of any Dividend Shares nor the issuance or delivery of the Conversion Shares will be subject to any preemptive right of the Company's stockholders or to any right of first refusal or other right in favor of any Person. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of any of the Company's outstanding convertible, exercisable or exchangeable securities. Any Person with any right (other than the Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

         SECTION 2.07 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended December 31, 2002, 2003 and 2004 and unaudited financial statements as at and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in good faith, is complete and correct, and has been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and fairly and accurately present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, and are consistent with the books and records of the Company and each of its Subsidiaries (which books and records are correct and complete) except that the unaudited financial statements as at and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 are subject to normal year-end adjustments.

         SECTION 2.08 NO UNDISCLOSED LIABILITIES. None of the Company or its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except
(a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), and (b) liabilities (including accounts payable) incurred since the date of the Financial Statements in the ordinary course of business consistent with past practice. The Company knows of no basis for the assertion against the Company or any of its Subsidiaries of any liabilities not adequately reflected or reserved against in the Financial Statements. Except as disclosed in the Financial Statements and in
Schedule 2.08, none of the Company or its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

         SECTION 2.09 CHANGES. Except as expressly contemplated by the Transaction Documents or as set forth on SCHEDULE 2.09, since June 30, 2005:

         (a) there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

         (b) there has not been any payment of, or declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

         (c) there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

         (d) none of the Company or its Subsidiaries has materially increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or any Subsidiary nor has the Company or any Subsidiary either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to materially increase the compensation payable or to become payable by it to any of its employees, officers, directors, consultants, advisors, agents, stockholders or representatives or agreed to materially increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, advisors, agents, stockholders or representatives;

         (e) none of the Company or its Subsidiaries has made any loans, advances, guarantees or capital contributions to, or investments in, any Person or paid any fees or expenses to or entered into any arrangement, transaction or agreement with any Affiliate of the Company or any members of their immediate families other than ordinary advances for expenses incurred in the ordinary course of business;

         (f) there has not been satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that has not resulted in a Material Adverse Change;

         (g) there has not been any termination or material change to a material contract or arrangement by which the Company or any Subsidiary or any of their assets are bound or subject;

         (h) there has not been any resignation or termination of employment of any employee, officer, director, consultant, advisor, agent or representative of the Company or any of its Subsidiaries;

         (i) none of the Company or its Subsidiaries has transferred any tangible or intangible assets or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.12 hereof) used by the Company or any Subsidiary in its business which could reasonably be expected to result in a Material Adverse Change;

         (j) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company or any Subsidiary having a replacement cost of more than $10,000 for any single loss or $25,000 for all such losses in the aggregate;

         (k) none of the Company or its Subsidiaries has mortgaged, pledged or subjected to any lien or encumbrance any of its assets, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the its past practice or liens for taxes not yet due or payable;

         (l) none of the Company or its Subsidiaries has canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim;

         (m) none of the Company or its Subsidiaries has made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate;

         (n) none of the Company or its Subsidiaries has incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

         (o) none of the Company or its Subsidiaries has entered into any material transaction except for the Transaction Documents;

         (p) none of the Company or its Subsidiaries has made any change in it's accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;

         (q) none of the Company or its Subsidiaries has disclosed to any Person any trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements;

         (r) none of the Company or its Subsidiaries has suffered or experienced any change in the relationship or course of dealings between the Company or such Subsidiary and any of its suppliers or customers which supply goods or services to the Company or such Subsidiary or purchase goods or services from the Company or such Subsidiary, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

         (s) none of the Company or any of its subsidiaries has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate; and

         (t) none of the Company or its Subsidiaries has entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.10 LITIGATION; COMPLIANCE WITH LAW.

         (a) Except as set forth in SCHEDULE 2.10, there is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets or (iii) governmental inquiry pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets (including without limitation any inquiry as to the Company's or any of its Subsidiary's qualification to hold or receive any license or permit), and to the best of the Company's knowledge, there is no basis for any of the foregoing. None of the Company or its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may result in a Material Adverse Change. None of the Company or its Subsidiaries is in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company or such Subsidiary of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending, threatened or contemplated against others.

         (b) The Company and each Subsidiary has complied, in all respects, with all Laws, applicable to it and its business, operations, properties, assets, products and services. The Company and each Subsidiary has all necessary permits, licenses, registrations, franchises, approvals, exemptions and other authorizations required to conduct its business as conducted and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and believes it can obtain any similar permits, licenses, registrations, franchises, approvals, exemptions and other authorizations for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted. The Company and each Subsidiary has been operating its business pursuant to and in compliance with the terms of all such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations. Such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations have been validly issued. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations. All such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations are in full force and effect without further consent or approval of any Person. None of the Company or its Subsidiaries has received any notice from any source (i) to the effect that it lacks any such permits, licenses, registrations, franchises, approvals, exemptions or other authorizations required in connection with it's current or proposed operations or otherwise asserting a violation of law applicable to the conduct of its business, (ii) threatening to revoke any permit, license, registration, franchise, approval, exemption or other authorization or (iii) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, in each case which has not been heretofore remedied or resolved.

         (c) There is no existing Law, and the Company is not aware of any proposed Law, which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any such Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. None of the Company or its Subsidiaries has received any notices of violation or alleged violation of any Law, by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 2.11 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the best of the Company's knowledge, has reason to claim, that any Person employed by or affiliated with the Company or its Subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, non-disclosure or similar agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or
(c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any of its Subsidiaries which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or any of its Subsidiaries, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, neither the execution or delivery of the Transaction Documents, nor the carrying on of the businesses of the Company and its Subsidiaries as officers, employees or agents by any officer, director or key employee of the Company or any of its Subsidiaries, nor the conduct or proposed conduct of the Company's or any such Subsidiary's business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated to a third party.

         SECTION 2.12 INTELLECTUAL PROPERTY.

         (a) The Company and each Subsidiary has, or has the right to use pursuant to license or other written authorization, all right, title and interest in and to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all proprietary rights and intellectual property and copies and tangible embodiments thereof (in whatever form or medium) all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, "INTELLECTUAL PROPERTY") necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others. Set forth in

SCHEDULE 2.12 is a list of all patents and registered trademarks and copyrights owned or licensed by the Company and its Subsidiaries and each other material item of Intellectual Property used by the Company and its Subsidiaries. All registrations on behalf of the Company or its Subsidiaries with and applications to governmental or regulatory authorities in respect of all Intellectual Property of the Company and its Subsidiaries are valid and in full force and effect and are not subject to any other actions by the Company or any of its Subsidiaries to maintain their validity or effectiveness. The Company and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets. Except as set forth in
SCHEDULE 2.12, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries, nor are the Company or its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

         (b) None of the Company or its Subsidiaries has, nor has any of them received any communications alleging that it has, violated or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other Person. None of the Company or its Subsidiaries is aware that any of its Intellectual Property is being infringed by any other Person. None of the Company or its Subsidiaries is aware, after due and proper investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the Company's or such Subsidiary's interests or that would conflict with the Company's or such Subsidiary's business as now conducted or as proposed to be conducted. None of the Company or its Subsidiaries is aware of any instances where its employees, agents, advisors, consultants or representatives have transferred Intellectual Property of the Company or any Subsidiary without the consent of the Company or such Subsidiary.

         SECTION 2.13 REAL PROPERTY.

         (a) SCHEDULE 2.13(a) sets forth a complete list of all real property and interests in real property owned by the Company or its Subsidiaries. The Company or a Subsidiary has good, clear and marketable title to the real property described on SCHEDULE 2.13(a) and such real property is free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses). There are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or, to the best of the Company's knowledge, planned to be instituted, which would adversely affect the use or operation of such real property for its intended uses and purposes, or the value of such real property, and none of the Company or its Subsidiaries has received notice of any special assessment proceedings which would affect such real property.

         (b) SCHEDULE 2.13(b) sets forth a complete list of all real property and interests in real property leased by the Company or its Subsidiaries (each a "REAL PROPERTY LEASE", and collectively, the "REAL PROPERTY LEASES") as lessee. Neither the Company nor any of its Subsidiaries leases any real property as lessor. No condemnation, environmental, zoning or other land use regulation proceedings have been instituted or, to the best of the Company's knowledge after due inquiry, are planned to be instituted, which would affect the use or operation of the Company's and its Subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and none of the Company or its Subsidiaries has received notice of any special assessment proceedings which would affect such properties and assets.

         (c) Each of the Real Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms. There is no default under any Real Property Lease by the Company or any Subsidiary or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. (d)No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder by the Company or any Subsidiary. With respect to those Real Property Leases that were assigned or subleased to the Company or any Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained except as set forth in Schedule 2.13(b).

         SECTION 2.14 ASSETS. Except as set forth in Schedule 2.14, the Company and each of its Subsidiaries has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all liens, charges, restrictions, claims or encumbrances of any nature whatsoever. With respect to the personal property and assets that the Company and its Subsidiaries lease (each a "PERSONAL PROPERTY LEASE", and collectively, the "PERSONAL PROPERTY LEASES") (a) the Company and each of its Subsidiaries is in compliance with its respective Personal Property Leases, (b) the Personal Property Leases are enforceable in accordance with their terms, and (c) the Company or its Subsidiary, as applicable, holds a valid leasehold interest free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever. Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or any Subsidiary or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. All items of personal property and assets owned or leased by the Company and its Subsidiaries are in good operating condition, normal wear and tear excepted, are reasonably fit and useable for the purposes for which they are being used, are adequate and sufficient for the business of the Company or its Subsidiary, as applicable, and conform in all material respects with all applicable laws. The carrying value of the assets of the Company and its Subsidiaries on the Financial Statements is not overstated.

         SECTION 2.15 INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its Subsidiaries and their properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The

Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company or any Subsidiary will be unable to renew its existing insurance coverage as and when the same shall expire, or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder. There is no pending claim under any of the insurance policies of the Company or any of its Subsidiaries, and no event has occurred or condition or circumstance exists that might (with or without notice or lapse of time) directly or indirectly give rise to, or serve as a basis for, any such claim. None of the Company or its Subsidiaries is in default with respect to any provision contained in any insurance policy, and none of the Company or its Subsidiaries has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion. SCHEDULE 2.15 sets forth a list of each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium maintained by the Company and each of its Subsidiaries relating to its properties, assets, business or personnel.

         SECTION 2.16 TAXES. The Company and each of its Subsidiaries has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company and each of its Subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable. Such returns and reports are true and correct in all material respects. The Company and each of its Subsidiaries has established adequate reserves for all taxes accrued but not yet payable. All tax elections of any type which the Company or its Subsidiaries has made as of the date hereof are set forth in the Financial Statements. None of the federal income tax returns of the Company or its Subsidiaries has ever been audited by the Internal Revenue Service. No claim or deficiency assessment with respect to or proposed adjustment of the Company's or its Subsidiaries' federal, state, county or local taxes is currently assessed or pending or threatened, and there is no basis for any such claim, assessment or adjustment. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or businesses or the Company or its Subsidiaries. None of the Company or its Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company or its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of taxes. None of the Company, its Subsidiaries or any of their present or former stockholders has ever made an election pursuant to Section 1362 or Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), that the Company or any Subsidiary be taxed as a Subchapter S corporation or a collapsible corporation or any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Change. The Company's net operating losses for federal income tax purposes as set forth in the Financial Statements are not subject to any limitations imposed by Section 382 of the Code and the full amount of such net operating losses are available to offset the Company's taxable income for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by the Transaction Documents or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income. The Company and each Subsidiary has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company and each Subsidiary has properly charged, collected and paid all applicable sales, use and other similar taxes.

         SECTION 2.17 AGREEMENTS.

         (a) None of the Company or its Subsidiaries is a party to or otherwise bound by any agreement, instrument, commitment or restriction which individually or in the aggregate could result in a Material Adverse Change. Except as set forth in SCHEDULE 2.17, none of the Company or its Subsidiaries is a party to, or is it or any of its assets or properties bound by, any :

                  (i) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days notice without cost or other liability to the Company or its Subsidiaries;

                  (ii) agreement with any labor union or collective bargaining agreement;

                  (iii) agreement with any supplier containing any provision permitting any party other than the Company or its respective Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or its respective Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event;

                  (iv) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of the normal operating requirements of the Company and its Subsidiaries or at an excessive price, or any agreement that will result in a loss to the Company or any Subsidiary upon completion of performance;

                  (v) agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company or its Subsidiaries;

                  (vi) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock bonus or option or other plan, agreement or understanding pursuant to which benefits are provided to any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or its Subsidiaries;

                  (vii) loan agreement, credit agreement, promissory note, indenture, subordination agreement, letter of credit or other agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or its Subsidiaries;

                  (viii) guaranty of any obligation for borrowed money or otherwise;

                  (ix) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, first refusal or preemptive rights agreement relating to any securities of the Company or its Subsidiaries;

                  (x) acquisition, sale or lease agreement outside of the ordinary course of business of the Company or its Subsidiaries;

                  (xi) partnership or joint venture agreement;

                  (xii) agreement (A) which prohibits or requires consent for
(1) a Change of Control or merger of the Company or any Subsidiary, (2) the sale of all or substantially all of the assets of the Company or any Subsidiary, (3) the transfer or issuance of any securities of the Company or any Subsidiary, or
(4) the assignment, subletting or other transfer of the rights under such agreement, or (B) which terminates, is subject to termination, is materially and adversely affected or is subject to being materially and adversely affected as a result of the occurrence of any event described in subsection (A) hereof;

                  (xiii) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (xiv) agreement or obligation (contingent or otherwise) to issue, sell, transfer, assign or otherwise distribute or dispose of, repurchase, redeem or otherwise acquire, or retire any shares of its capital stock or any of the other equity securities of the Company or any Subsidiary;

                  (xv) assignment, license or other agreement with respect to any form of intangible property;

                  (xvi) agreement under which the Company has granted any Person any registration rights;

                  (xvii) agreement under which the Company or any Subsidiary has limited or restricted its right to operate or to compete with any Person in any respect;

                  (xviii) agreement, or group of related agreements with the same party, involving more than $10,000.00 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or a Subsidiary, as applicable, without penalty upon notice of thirty (30) days or less, or any agreement not made in the ordinary course of business;

                  (xix) agreement with any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

                  (xx) agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "COMMISSION") as an exhibit to a registration statement filed on Form S-1 if the Company were registering securities under the Securities Act;

                  (xxi) confidentiality agreement or standstill agreement;

                  (xxii) agreement with any current or former officer or director of the Company or any Subsidiary, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act;

                  (xxiii) any material agreement with any current or former stockholder;

                  (xxiv) any other agreement material to the business of the Company or any Subsidiary, regardless of the dollar value of the amounts receivable by or payment obligations of the Company or any Subsidiary thereunder; or

                  (xxv) binding commitment or agreement to enter into any of the foregoing.

         (b) The Company or Subsidiary, as applicable, and, to the best of the Company's knowledge, each other party thereto: (i) have performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (ii) have received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company or such Subsidiary is a party or by which it or its property or assets may be bound. None of the Company or its Subsidiaries has a present expectation or intention of terminating or not fully performing all its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company or any Subsidiary is a party.

         (c) No previous or current party to any agreement or contract listed in
SCHEDULE 2.17 has given written notice to the Company or any Subsidiary of, or made any claim with respect to, a desire or intention to exercise any optional termination, cancellation or acceleration right thereunder, and the Company has no knowledge of any notice of, or claim with respect to, any such desire or intention. None of the Company or its Subsidiaries has and, to the Company's knowledge, no other party to any agreement or contract listed in SCHEDULE 2.17 has, granted or been granted any waiver or indulgence under any such agreement or contract or repudiated any provision thereof. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies (or summaries of any oral agreements) of each of the agreements listed in SCHEDULE 2.17, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. Each of these agreements is valid and enforceable against the Company or its respective Subsidiary, as applicable, in accordance with its terms.

         SECTION 2.18 LOANS AND ADVANCES. None of the Company or its Subsidiaries has any outstanding loans or advances to any Person and none of them is obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or such Subsidiary, as applicable.

         SECTION 2.19 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. None of the Company or its Subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth on Schedule 2.19.

         SECTION 2.20 CUSTOMERS AND SUPPLIERS. SCHEDULE 2.20 sets forth a complete list of all significant customers and suppliers of the Company and each Subsidiary. Except as set forth in SCHEDULE 2.20, no customer or supplier which is significant to the Company or any Subsidiary, has terminated or breached, materially reduced or threatened to terminate, breach or materially reduce its purchases from or provision of products or services to the Company or any of its Subsidiaries.

         SECTION 2.21 APPROVALS. Subject to the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company's valid execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the Company's issuance and delivery of the Conversion Shares, other than those (i) which have previously been obtained or made, (ii) which are required to be obtained from stockholders at the stockholder vote to be held in connection with the approval of the transactions contemplated by the Transaction Documents, (iii) which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law, or (iv) which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

         SECTION 2.22 OFFERING OF THE PREFERRED SHARES. Assuming the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and any Dividend Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares, the Dividend Shares and the Conversion Shares or any security of the Company similar to the Preferred Shares, the Dividend Shares or the Conversion Shares has offered the Preferred Shares, the Dividend Shares, the Conversion Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares, the Dividend Shares, the Conversion Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchaser. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Shares, the Dividend Shares or the Conversion Shares under the Securities Act or the rules and regulations of the Commission promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares, the Dividend Shares and the Conversion Shares to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Preferred Shares or the Conversion Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

         SECTION 2.23 OFFERING EXEMPTION. Assuming the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, the offer, issuance and sale of the Preferred Shares and any Dividend Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and "blue sky" laws, as currently in effect.

         SECTION 2.24 BROKERS; FINANCIAL ADVISORS. Except as set forth in
SCHEDULE 2.24, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or its Subsidiaries, directly or indirectly, in connection with the transactions contemplated by the Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company or its Subsidiaries in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any Subsidiary.

         SECTION 2.25 TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 2.25, no employee, officer, director, consultant, advisor, agent, stockholder or representative of the Company or any Subsidiary, or member of the family of any such Person, or any corporation, limited liability company, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, other than employment-at-will arrangements in the ordinary course of business. To the Company's knowledge, none of the Persons described in this
Section 2.25 has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary.

         SECTION 2.26 EMPLOYEES.

         (a) To the Company's knowledge, no key employee and no group of the Company's or any Subsidiary's employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company or any such Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee, group of employees, or independent contractors.

         (b) SCHEDULE 2.26(b) sets forth a true and complete list of (i) the names of the officers of the Company and each Subsidiary, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company and/or any Subsidiary during calendar year 2005, (ii) the name and amount of annual compensation of each employee of the Company and each Subsidiary, together with such employee's job title and amounts and forms of compensation and fringe and severance benefits, and (iii) the name and amount of annual compensation of each consultant, contractor or subcontractor equivalent of the Company and each Subsidiary for which a Form 1099 has been, or will be, filed. Except as provided on SCHEDULE 2.26(B), none of these individuals has an employment agreement or understanding with the Company or any Subsidiary, whether oral or written, which is not terminable on notice by the Company or such Subsidiary without cost or other liability to the Company or such Subsidiary.

         (c) To the Company's knowledge, no employee of the Company or any Subsidiary is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee's obligation to diligently promote and further the Company's or such Subsidiary's interests or perform the duties that have been assigned to such employee or (ii) that would conflict with the Company's or such Subsidiary's business as now conducted or as proposed to be conducted.

         (d) None of the Company or its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof. The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. None of the Company or its Subsidiaries is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents or the Company or its Subsidiaries. There is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company or any Subsidiary.

         (e) SCHEDULE 2.26(e) sets forth all written employment agreements to which the Company or any Subsidiary is a party, each of which is legal, valid, binding and enforceable. To the best of the Company's knowledge, no employee of or consultant to the Company or any Subsidiary is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or such Subsidiary.

         SECTION 2.27 ENVIRONMENTAL AND SAFETY LAWS.

         (a) The Company and each Subsidiary, the operations of their businesses, and any real property that the Company or any Subsidiary owns, leases or otherwise occupies complies and has at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating in any way to the protection, investigation or restoration of the environment (including, without limitation, natural resources), the generation, use, handling, transportation or disposal of Hazardous Materials or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act or any state and local analogue (hereinafter "ENVIRONMENTAL LAWS"). No expenditures are presently required to comply with any such applicable Environmental Laws.

         (b) (i) None of the Company or its Subsidiaries has received any notice of a complaint, order, directive, claim, request for information, citation or other communication, written or oral, or any notice of any claim, lawsuit or proceeding raising a claim or potential claim against the Company, any Subsidiary or any of their predecessors or any of their respective real properties now or since formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law, and the Company is not aware of any basis therefor, and (ii) none of the Company or its Subsidiaries is subject to any order, decree, injunction or other directive of any governmental body or authority.

         (c) (i) None of the Company or its Subsidiaries has used and, to the Company's knowledge, no other person has used any portion of any property currently or previously owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, transportation storage or disposal of Hazardous Materials; (ii) none of the Company or its Subsidiaries owns or operates any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company's knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls is located on any portion of any property currently owned, operated or leased by the Company or any Subsidiary and (iii) to the Company's knowledge, none of the Company or its Subsidiaries has caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or owned, operated or leased by the Company or any Subsidiary.

         (d) The Company and its Subsidiaries have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to any owned, operated or leased properties and the business operations operated thereon, and each of the Company and its Subsidiaries is in compliance with all such permits, licenses and approvals. The Company is not aware of any reason why all necessary permits, licenses and approvals which have not been currently required for existing activities of the Company and its Subsidiaries but which will be required by Environmental Laws to construct, own, test or operate the properties and business operations contemplated by the Company and its Subsidiaries cannot be obtained in the ordinary course of business without material difficulty or delay.

         (e) The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses. To the Company's knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company or its Subsidiaries except as set forth in Schedule 2.27(e).

         SECTION 2.28 EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.

         (a) Set forth in SCHEDULE 2.28(a) is a list of each employee benefit plan (whether or not within the meaning of ss. 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (within the meaning of ERISA ss.ss. 3(37) or 4001(a)(3) (a "MULTIEMPLOYER PLAN")),written or oral employment or consulting agreement, change in control agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Company and which is, or at any time during the six year period preceding the Closing Date was, sponsored or maintained by (or to which contributions are, or at any time during the six year period preceding the Closing Date were, or were required to have been, made by) either (1) the Company, or (2) any other organization which together with the Company is treated as a single employer under ERISA ss.4001 or Code ss.414 (an "ERISA AFFILIATE"). Each and every such plan, program, policy, practice, arrangement and agreement is hereinafter referred to as a "BENEFIT PLAN."

         (b) There has been delivered to the Buyer (i) current, accurate and complete copies of each Benefit Plan (including any amendments thereto), trust agreement, insurance or annuity contract, and all summary plan descriptions, summaries of material modification, general notices to employees or beneficiaries and other material agreements, documents or instruments relating thereto; (ii) the most recent audited financial statement with respect to each Benefit Plan required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any Benefit Plan which is intended to qualify under the Code ss. 401(a) (a "QUALIFIED PLAN"); and (iv) copies of the three most recent annual reports (Forms 5500) with respect to each Benefit Plan required to file an annual report.

         (c) With respect to each Benefit Plan, (i) the Company and each ERISA Affiliate has complied in all material respects with all provisions of such plan, ERISA, the Code and other applicable laws and regulations, and no act or omission by the Company, any ERISA Affiliate, or any fiduciary of any such plan has occurred, no event has occurred and no condition exists that will or could be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA, or to any fines, penalties, excise taxes, corrective payments, fees, sanctions or other payments under ERISA, the Code or other applicable laws or regulations; (ii) each such plan which is a pension plan, within the meaning of ERISA ss.(3)(2), is a Qualified Plan and has received from the IRS within the last three years a favorable determination letter, and no event has occurred that could give rise to disqualification or loss of tax-exempt status of any such plan or related trust; (iii) each such plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA is funded through an insurance company contract; (iv) each such plan which is a "group health plan" (within the meaning of ERISA ss.607(1) or Code ss.5000(b)(1)) has been operated at all times in compliance with the Health Insurance Portability and Accountability Act of 1996 and the continuation coverage provisions described in Code ss.4980B, ERISA ss.ss.601 through 608, and any similar provisions under applicable state law; (v) no such plan provides for any post-employment life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Code ss.4980B, ERISA ss.ss.601 through 608 or applicable state or local law; (vi) there are no investigations, applications or other matters initiated by the Company or by any governmental agency that are pending before the IRS, the United States Department of Labor or any other federal, state or local governmental agency;
(vii) there have been no claims or notice of claims filed under any fiduciary liability insurance policy, fiduciary bond or indemnification agreement covering any such plan, or any fiduciary with respect to such plan; (viii) there are no actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened, and there are no facts which could give rise to any such actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course), which could subject either the Company or any Affiliate to any liability; (ix) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by the Company or any ERISA Affiliate under law or under the terms of any Benefit Plan for all complete and partial periods up to and including the date hereof have been made, will be made to the appropriate plan on or before such date or have been reflected on the Financial Statements; (x) any compensation payable thereunder to a covered employee within the meaning of Code ss.162(m)(3) is deductible by the Company as a compensation expense under Code ss.162; (xi) no such plan directly or indirectly extends, maintains, arranges or renews credit to or for any officer or director; (xii) none of the Company, any ERISA Affiliate or any other person has engaged in a prohibited transaction (within the meaning of Code ss.4975 or ERISA ss.406) which could subject either the Company or any ERISA Affiliate to any taxes, penalties or other liabilities resulting from prohibited transactions under Code ss.4975 or under ERISA ss.ss.409 or 502(i); and (xiii) neither the Company nor any ERISA Affiliate currently sponsors, maintains or is obligated to contribute to, and at no time during the last six years, has sponsored, maintained or been obligated to contribute to, any Benefit Plan, including a Multiemployer Plan, subject to Title IV of ERISA or Code ss. 412.

         (d) The events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Benefit Plans or Law applicable to the Company or any Subsidiary, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Benefit Plan or compensation to any employees of the Company or any Subsidiary, or (iii) result in any payments under any Benefit Plan or Law applicable to the Company or any Subsidiary becoming due to any employee.

         (e) The Company and each ERISA Affiliate may, in any manner, subject to the limitations imposed by applicable law and reasonable notice provisions under the applicable Benefit Plan, and without the consent of any employee, beneficiary or other person, prospectively terminate, modify or amend any such Benefit Plan or any other plan, program or practice (or its participation in such Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof; and no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Benefit Plan have been made prior to the Closing Date to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such Plan as in effect immediately prior to the Closing Date.

         SECTION 2.29 FOREIGN CORRUPT PRACTICES ACT; USA PATRIOT ACT. None of the Company, its Subsidiaries or, to the best of the Company's knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary, has violated, or taken any action which would cause the Company to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or the USA Patriot Act, or any rules and regulations thereunder. Each of the Company's and its Subsidiaries' internal management and accounting practices and controls are adequate to ensure compliance with the FCPA and the USA Patriot Act. There is not now, and there has never been, any employment by the Company or any Subsidiary of, or beneficial ownership in the Company or any Subsidiary by, any governmental or political official in any country in the world.

         SECTION 2.30 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. None of the Company, its Subsidiaries or, to the best of the Company's knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law: (a) as a kickback or bribe to any Person, or
(b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company's or any Subsidiary's funds.

         SECTION 2.31 PENDING CHANGES. To the Company's knowledge, there is no pending or threatened change in any Law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a Material Adverse Change. To the best of the Company's knowledge, there has been no discovery, change or development in the development, design, manufacture or marketing of any product or service or proposed product or service of the Company or any Subsidiary, or any product or service that is or may be competitive with any such product or service or of any new or improved materials, products, services or processes useful in the business or the proposed business of the Company or any Subsidiary, to which an informed investor in the Company would attach importance in its decision to make an investment in the Company.

         SECTION 2.32 INVESTMENT COMPANY ACT. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 2.33 REGISTRATION RIGHTS. Except for as set forth in SCHEDULE
2.33 and the rights granted to the Purchaser under the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

         SECTION 2.34 BOOKS AND RECORDS. Each of the Company's and its Subsidiaries' books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company's or Subsidiary's, as appropriate, business, the location and collection of the Company's or Subsidiary's, as appropriate, assets, and the nature of all transactions giving rise to the Company's or Subsidiary's, as appropriate, obligations and accounts receivable. The Company has previously delivered to the Purchaser and its counsel complete and correct copies of the Amended Charter and Bylaws and all amendments thereto, as in effect at the time of the Closing and all minutes and consents reflecting meetings and actions taken by the Company's Board of Directors (the "BOARD") and stockholders. Such minutes and consents constitute complete and accurate records of all meetings and consents in lieu of meetings of the Board and its committees, or body performing a similar function and holders of its securities since its date of incorporation or formation.

         SECTION 2.35 DISCLOSURE.

         (a) The Company has disclosed to the Purchaser all facts material to the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations of the Company and each Subsidiary. None of this Agreement, or any Schedule or Exhibit to this Agreement, or any other Transaction Documents or statements, documents or agreements filed by the Company with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. There is no fact which the Company has not disclosed to the Purchaser and its counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents. The Company has filed with the Commission, within the applicable timeframes, all statements, documents and agreements required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission thereunder. All such statements, documents and agreements, at the times they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The financial projections and other estimates provided to the Purchaser were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the financial projections, believed to be reasonable and which the Company currently believes are reasonable. As of the date hereof, no facts have come to the Company's attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

         (b) All representations, warranties, covenants and agreements set forth or delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby as provided in Section 6.02 hereof and shall not be affected by any examination made by, for or on behalf of, the Purchaser, the knowledge of the Purchaser or the Purchaser's acceptance of any certificate or opinion.

                                  ARTICLE III.

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company that:

         (a) it is an entity all of the equity interests of which are owned by "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect;

         (b) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

         (c) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely (subject, however, to the Company's obligation to redeem the Preferred Shares in accordance with the terms thereof, and to the Company's obligation to effect the registration of registrable securities in accordance with the Registration Rights Agreement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Shares and the Conversion Shares will bear the legend to such effect set forth in Section 3.03 hereof.

         SECTION 3.02 RESTRICTED SECURITIES. The Purchaser agrees not to make any disposition of all or any portion of the Preferred Shares or the Conversion Shares unless and until such securities are registered under the Securities Act and under any other applicable securities laws or such sale or transfer is exempt from such registration.

         SECTION 3.03 LEGEND. The Purchaser acknowledges that the certificates evidencing the Preferred Shares and the Conversion Shares will bear the legend set forth below:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed by the Company from any certificate evidencing Preferred Shares or Conversion Shares, and the Company shall issue a certificate without such legend to the holder thereof, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares or Conversion Shares; provided, however, that no opinion shall be required for dispositions pursuant to Rule 144(k) under the Securities Act.

                                  ARTICLE IV.

         CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY

         SECTION 4.01 CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to purchase and pay for the Preferred Shares on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser:

         (a) OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Rutan & Tucker LLP, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchaser and its counsel, in the form set forth in EXHIBIT C.

         (b) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company under this Agreement and in each other Transaction Document shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company's Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

         (c) PERFORMANCE. The Company shall have performed and complied with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company's Chief Executive Officer shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

         (d) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (e) APPROVALS; NO VIOLATION OF LAW. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person, including stockholder approval, required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby, and the purchase and payment of the Preferred Shares at the Closing Date on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchaser.

         (f) NO INJUNCTION. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company's knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

         (g) HSR ACT FILINGS. Any waiting period under the HSR Act applicable to the transactions contemplated hereby, shall have expired or been terminated.

         (h) REGISTRATION RIGHTS AGREEMENT; DEPOSIT AGREEMENT; VOTING LETTERS. The Company and the other parties named therein shall have executed and delivered the Registration Rights Agreement and the Deposit Agreement and each executive officer and director of the Company and each executive officer, director and manager of each of its Subsidiaries shall have executed and delivered a Voting Letter.

         (i) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred between the date of this Agreement and the Closing Date, and the Company's Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

         (j) STOCK OPTION PLANS. The Company's Amended 1995 Incentive Stock Plan set forth in Exhibit D attached hereto, and 2004 Stock Option Plan set forth in Exhibit E attached hereto (the "Stock Option Plans"), shall be the Company's only stock option plans and shall not have been amended or modified in any way since the date of this Agreement.

         (k) QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required prior to issuance under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each of the other Transaction Documents, including without limitation, the offer, sale, issuance and delivery of the Preferred Shares to be purchased hereunder.

         (l) CERTIFICATE OF DESIGNATIONS. On or prior to the Closing, the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and the Amended Charter shall be in full force and effect on the Closing Date.

         (m) APPOINTMENT OF DIRECTORS. The number of directors constituting the entire Board of Directors shall have been fixed at seven and the Purchaser's designees shall have been appointed as directors and as Chairman of the Compensation Committee of the Board of Directors in accordance with the Registration Rights Agreement.

         (n) PREEMPTIVE RIGHTS. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares, the Dividend Shares or the Conversion Shares shall have irrevocably waived the same in writing.

         (o) EXPENSES. The Company shall have paid the fees and expenses of the Purchaser, including the fees and disbursements of the Purchaser's counsel invoiced at the Closing, in accordance with Section 7.01 hereof.

         (p) SUPPORTING DOCUMENTS. The Purchaser and its counsel shall have received copies of the following documents:

                  (i) (A) the Amended Charter (including the Certificate of Designations of the Preferred Shares), certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the Company's due incorporation and good standing and the Company's payment of all excise taxes, and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Company's Secretary dated the Closing Date, certifying: (A) that attached thereto is a true and complete copy of the Bylaws as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board and the Company's stockholders authorizing the Certificate of Designations, the execution, delivery, and performance of each of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the Dividend Shares and the reservation of the Conversion Shares, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Amended Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) (A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchaser or its counsel reasonably may request.

         (q) CROSS-RECEIPT. The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Purchaser of the Preferred Shares and the Purchaser's payment therefor.

         (r) NO ACCELERATION OF VESTING, ETC. Neither the Board nor any committee responsible for the administration of options or warrants of the Company shall have made any determination that could result in the acceleration of the vesting or rights to exercise options or warrants or cause an accelerated pay-out of any such options.

         (s) SETTLEMENT AGREEMENT. The Settlement Agreement, dated November 1, 2005 ("Settlement Agreement"), among the Company, Cagan-McAfee Capital Partners, LLC ("CMCP") and Chadbourn Securities, Inc. ("Chadbourn"), (i) shall be in full force and effect and (ii) shall not have been modified, amended or supplemented without the express written consent of the Purchaser. All amounts payable by the Company under the Settlement Agreement shall have been paid and CMCP and Chadbourn shall have executed and delivered a receipt acknowledging such payment. Except as set forth in the Settlement Agreement, no other agreements or obligations shall exist between (i) the Company or any of its Subsidiaries and
(ii) CMCP or Chadbourn or any of their Affiliates.

         (t) TERM LOAN AGREEMENT. The Term Loan Agreement, dated as of June 16, 2003 ("LDI Loan Agreement"), between the Company and Lyles Diversified, Inc. ("LDI"), as amended, and the Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents, dated June 20, 2003 (the "Security Agreement"), between the Company and LDI, shall have been terminated and all obligations thereunder shall have been satisfied, and LDI shall have provided the Company with a written release from the Security Agreement, or provisions satisfactory to the Purchaser shall have been made for such termination, satisfaction and release. In addition, LDI shall have waived all of its rights under Section 2.4 of the LDI Loan Agreement or have agreed to an amendment to
Section 2.4 of the LDI Loan Agreement satisfactory to the Purchaser.

         (u) SHARE EXCHANGE AGREEMENT. The Share Exchange Agreement, dated as of May 14, 2004, among Accessity Corp., the predecessor of the Company, Pacific Ethanol, Inc., a California corporation, Reenergy, LLC, Kinergy Marketing, LLC and certain other persons named therein, shall have been amended to provide or clarify that neither the issuance of the Preferred Shares, the Dividend Shares nor the Conversion Shares nor the execution, delivery or performance of the Transaction Documents shall violate the provisions of Section 14.5 thereof.

         (v) MADERA PLANT. Subsidiaries of the Company shall have executed and delivered agreements in form and substance satisfactory to the Purchaser relating to the construction, operation and financing of the Madera ethanol production facility and the Schedules to this Agreement shall have been amended to reflect such agreements.

         (w) OUTSIDE DATE. The Closing shall occur on or before March 31, 2006 unless the Purchaser shall have consented in writing to the Closing occurring on or prior to a later date as specified in writing by the Purchaser to the Company.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

         SECTION 4.02 CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to sell and issue the Preferred Shares being sold and issued by it on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

         (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

         (b) REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Registration Rights Agreement.

         (c) CROSS RECEIPT. The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Purchaser of the Preferred Shares and the Purchaser's payment therefor.

         (d) PURCHASE PRICE PAID. The Purchaser shall have paid the purchase price for the Preferred Shares to the Company as set forth in Section 1.02(a) hereof.

         (e) STOCKHOLDER APPROVAL. The Company shall have obtained stockholder approval for this Agreement and the transactions contemplated hereby, including
(i) the issuance of the Preferred Shares to the Purchaser, (ii) the issuance of the Dividend Shares and (iii) the issuance of Common Stock upon conversion of the Preferred Shares and Dividend Shares.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Purchaser that:

         SECTION 5.01 RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and any Dividend Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and any Dividend Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares and any Dividend Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and any Dividend Shares.

         SECTION 5.02 CORPORATE EXISTENCE. The Company shall preserve and maintain, and, except as otherwise permitted by Section 5.16, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

         SECTION 5.03 PRESERVATION OF PROPERTY AND ASSETS. The Company shall, and shall cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a governmental body or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted. The Company shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the property where such Release would violate in any respect, or form the basis for any claims under, any Environmental Laws.

         SECTION 5.04 PROPERTIES, BUSINESS, INSURANCE. The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         SECTION 5.05 DIRECTORS AND OFFICERS INSURANCE. The Company will obtain and maintain directors and officers liability insurance acceptable to the Purchaser and will at all times exercise the powers granted to it by its Amended Charter, its Bylaws, and by applicable law to indemnify and hold harmless to the fullest extent permitted by applicable law present or former directors and officers of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company).

         SECTION 5.06 INSPECTION, CONSULTATION AND ADVICE. The Company shall permit, and cause each of its Subsidiaries to permit, the Purchaser and such persons as it may designate to visit and inspect any of the properties of the Company or its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company or its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to the Company's and its Subsidiaries' affairs, finances and accounts.

         SECTION 5.07 RESTRICTIVE AGREEMENTS PROHIBITED. None of the Company or its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or any of the other Transaction Documents.

         SECTION 5.08 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement or as otherwise approved by the Board, including the members of the Board nominated and elected by the Purchaser, none of the Company or its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than three percent (3%) of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof.

         SECTION 5.09 PAYMENT OF TAXES AND INDEBTEDNESS. The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or its Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested or extended in good faith and by appropriate proceedings if the Company or such Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay and cause any Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or such Subsidiary, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

         SECTION 5.10 INTERNAL ACCOUNTING CONTROLS. The Company shall devise and maintain systems, and shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and shall devise and maintain, and shall cause each of its Subsidiaries to devise and maintain, internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 5.11 ACTIVITIES OF SUBSIDIARIES. Except as shall have been approved in writing by the Purchaser, the Company shall not permit any Subsidiary to consolidate or merge, or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other Subsidiary of the Company, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell, pledge or otherwise transfer any shares of capital stock of, or membership interest in, any Subsidiary, or permit any Subsidiary to issue, sell, pledge or otherwise transfer any shares of its capital stock or membership interests or the capital stock of, or membership interest in, any Subsidiary, except, in either case, to the Company or another Subsidiary or except as shall have been approved in writing by the Purchaser. The Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

         SECTION 5.12 STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, the Company shall use its best efforts to hold a meeting of the Company's stockholders in compliance with the rules of the Commission regarding proxies, consents and authorizations of stockholders in Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the Commission to give effect thereto, to approve this Agreement and the transactions contemplated hereby, including (a) the sale and issuance of the Preferred Shares to the Purchaser,

(b) the issuance of the Dividend Shares, and (c) the issuance the Common Stock upon conversion of the Preferred Shares and Dividend Shares. The Board of Directors of the Company shall recommend such approval and shall take all lawful action to solicit such approval. The Company shall use its best efforts to deliver to the Purchaser a copy of such proxy statement and any amendments and supplements thereto at least five days prior to the filing thereof with the SEC.

         SECTION 5.13 CHANGE OF OPERATIONS. The Company shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

         SECTION 5.14 INDEMNITY.

         (a) The Company agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, managers, officers, members, stockholders, employees, Affiliates, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (collectively, "INDEMNIFIED Parties") from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents.

         (b) The provisions of this Section 5.14 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

         SECTION 5.15 COMPLIANCE WITH LAWS. The Company shall comply, and cause each Subsidiary to comply, with all applicable Laws.

         SECTION 5.16 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause any Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all transactions of the Company and each of its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                                  ARTICLE VI.

                    COVENANT OF THE COMPANY AND THE PURCHASER

         SECTION 6.01 HSR ACT FILINGS. The Company and the Purchaser shall (i) file or cause to be filed, as promptly as practicable but in no event later than the tenth (10th) business day after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the initial thirty (30) day waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company and the Purchaser each agree to request, and to cooperate with the other party in requesting, early termination of any applicable waiting period under the HSR Act.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         SECTION 7.01 EXPENSES. At the Closing the Company shall reimburse the Purchaser for all legal and accounting fees and expenses, up to $250,000, incurred by the Purchaser in connection with the transactions contemplated hereby. The Company agrees that the fees and expenses incurred by the Purchaser through the Closing Date in connection with the transactions contemplated hereby may be paid directly by the Purchaser to such persons and deducted from the purchase price payable at the Closing. In the event that the Closing shall not occur and the Preferred Shares are not sold to the Purchaser, the Company agrees to reimburse the Purchaser for all legal and accounting fees up to $100,000. The Company shall pay all costs and expenses that it incurs in connection with the transactions as well as any fees or expenses incurred in connection with any filing pursuant to the HSR Act. The Company further agrees to reimburse the Purchaser on demand for the Purchaser's reasonable out of pocket expenses incurred in connection with any amendment to, or waiver or enforcement of, this Agreement or the other Transaction Documents. The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares and any Dividend Shares or, upon conversion thereof, the Conversion Shares.

         SECTION 7.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 7.03 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to the Transaction Documents or to the transactions contemplated thereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 7.04 PARTIES IN INTEREST. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares, as the case may be. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person other than the parties to this Agreement or their respective successors and assigns except as expressly provided in this Agreement.

         SECTION 7.05 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party hereto and that the other party hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION 7.06 FURTHER ASSURANCES. The Company and the Purchaser each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         SECTION 7.07 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within King County, Washington, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.08 hereof.

         SECTION 7.08 NOTICES. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to the Purchaser, to Cascade Investment, L.L.C., 2365 Carillon Point, Kirkland, WA 98033, attention: Michael Larson, with a copy to Thelen Reid & Priest LLP, 875 Third Avenue, New York, NY 10022, attention: John T. Hood, facsimile (212) 603-2001, and (ii) if to the Company, to Pacific Ethanol, Inc., 5711 N. West Ave., Fresno, CA 93711, attention: Neil Koehler, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention: Larry A. Cerutti, facsimile (714) 546-9035. Any party hereto (and such party's permitted assigns) may change such party's address for receipt of future notices hereunder by giving written notice to the Company and the Purchaser.

         SECTION 7.09 GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Washington, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

         SECTION 7.10 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, together with the other Transaction Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 7.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.12 AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 7.13 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 7.14 TITLES AND SUBTITLES; INTERPRETIVE MATTERS. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting any term or provision of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         SECTION 7.15 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

         SECTION 7.16 OTHER REMEDIES. In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

         SECTION 7.17 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, "CONTROL", whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

         "CHANGE OF CONTROL" shall mean (A) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power in the election of


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

directors of the then outstanding securities of the Company or any successor of the Company, unless the acquisition of securities resulting in such ownership by such person or group had been approved unanimously by the Board; (B) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (C) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

         "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

         "CLOSING DATE" shall mean the third (3rd) business day after the conditions in Sections 4.01(e) and (g) and Section 4.02(e) hereof are either satisfied, or waived by the party entitled to waive such conditions, or such other date as may be mutually agreed to by the Company and the Purchaser.

         "DEPOSIT AGREEMENT" shall mean the Deposit Agreement between the Company and a bank or trust company consented to by the Purchaser, in the form attached hereto as Exhibit F.

         "HAZARDOUS MATERIAL" shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydro chlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

         "LAW", with respect to any Person, shall mean such Person's certificate of incorporation or other organizational documents, its by-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to such Person.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations of (i) the Company and its Subsidiaries, taken as a whole, (ii) Pacific Ethanol California, Inc. and its Subsidiaries, taken as a whole or (iii) Kinergy Marketing, LLC and its Subsidiaries, taken as a whole.

         "PERSON" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights and Stockholders Agreement between the Company and the Purchaser, in the form attached hereto as Exhibit G.

         "RELEASE" shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.


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

         "SUBSIDIARY(IES)" shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement, the Deposit Agreement, the Voting Agreement, each Voting Letter and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

         "VOTING AGREEMENT" shall mean the Voting Agreement among the Company, certain of its executive officers and directors, and the Purchaser in the form attached hereto as Exhibit H.

         "VOTING LETTER" shall have the meaning set forth in the Registration Rights Agreement.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Purchase Agreement as of the day and year first above written.


COMPANY:                                      PACIFIC ETHANOL, INC.


                                              By: /s/ Neil M. Koehler
                                                 ------------------------------
                                              Name: Neil M. Koehler
                                              Title: Chief Executive Officer

                                              Address: 5711 N. West Avenue
                                                       Fresno, California 93711




PURCHASER:                                    CASCADE INVESTMENT, L.L.C.


                                              By: /s/ Michael Larson
                                                 ------------------------------
                                              Name: Michael Larson
                                              Title: Business Manager


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